Exhibit 10.3

THE ADVISORY BOARD COMPANY
AWARD AGREEMENT FOR
   QUALIFIED STOCK OPTIONS

FOR GOOD AND VALUABLE CONSIDERATION, The Advisory Board Company, a Delaware corporation (the “Company”), hereby grants to Optionee named below the stock option (the “Option”) to purchase any part or all of the number of shares of its common stock, par value $0.01 per share (the “Common Stock”), that are covered by this Option, as specified below, at the Exercise Price per share specified below and upon the terms and subject to the conditions set forth in this Award Agreement, the Plan specified below (as may be amended from time to time, the “Plan”) and the Standard Terms and Conditions for Qualified Stock Options Granted, a copy of which is attached hereto, as may be amended from time to time. This Option is granted pursuant to the Plan and is subject to and qualified in its entirety by the Plan.

Plan:

Name of Optionee:

Social Security Number:

Grant Date:

Number of Shares of Common Stock covered by Option:

Exercise Price Per Share:

Expiration Date:

Vesting Schedule:

This Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended. By executing and delivering this Award Agreement, Optionee acknowledges that he or she has received and read, and agrees that this Option shall be subject to, the terms of this Award Agreement, the Standard Terms and Conditions attached hereto and made a part hereof, and the Plan.

THE ADVISORY BOARD COMPANY	THE OPTIONEE
By:

Name:	Name:

Title:	Address:

THE ADVISORY BOARD COMPANY
STANDARD TERMS AND CONDITIONS
FOR QUALIFIED STOCK OPTIONS

1.	TERMS OF OPTION

The Advisory Board Company, a Delaware corporation (the “Company”), has granted to the Optionee named in the Award Agreement to which these Standard Terms and Conditions are attached (the “Award Agreement”) options (the “Option”) to purchase any part or all of the number of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), set forth in the Award Agreement, at the purchase price per share and upon the other terms and subject to the conditions set forth in the Award Agreement, these Standard Terms and Conditions, and the Plan specified in the Award Agreement (the “Plan”). For purposes of these Standard Terms and Conditions and the Award Agreement, any reference to the Company shall include a reference to any Subsidiary. Certain capitalized terms not otherwise defined herein are defined in the Plan.

2.	EXERCISE OF OPTION

The exercise price (the “Exercise Price”) of the Option is set forth in the Award Agreement. To the extent not previously exercised (and subject to termination or acceleration as provided in these Standard Terms and Conditions or the Plan, or as determined or approved by the Administrator), the Option shall be exercisable on and after the date and to the extent it becomes vested, as described in the Award Agreement, to purchase up to that number of             shares of Common Stock as set forth in the Award Agreement.

To exercise the Option (or any part thereof), the Optionee shall deliver a “Notice of Exercise” to the Company specifying the number of whole shares of Common Stock the Optionee wishes to purchase and how the Optionee’s shares of Common Stock should be registered (in the Optionee’s name only or in the Optionee’s and the Optionee’s spouse’s names as community property or as joint tenants with right of survivorship).

The Company shall not be obligated to issue any shares of Common Stock until the Optionee shall have paid the total Exercise Price for that number of shares of Common Stock. The Exercise Price may be paid:

A.	in cash,

B.	by payment under an arrangement with a broker where payment is made pursuant to an irrevocable commitment by a broker to deliver all or part of the proceeds from the sale of the Option shares to the Company,

C.	by tendering (either physically or by attestation) shares of Common Stock owned by the Optionee that have a fair market value on the date of exercise equal to the total Exercise Price but only if such will not result in an accounting charge to the Company, or

D.	by any combination of the foregoing or in such other form(s) of consideration as the Administrator (as defined in the Plan) in its discretion shall specify.

Fractional shares may not be exercised. Shares of Common Stock will be issued as soon as practical after exercise. Notwithstanding the above, the Company shall not be obligated to deliver any shares of Common Stock during any period when the Company determines that the exercisability of the Option or the delivery of shares hereunder would violate any federal, state or other applicable laws.

3.	EXPIRATION OF OPTION

Except as provided in this Section 3, the Option shall expire and cease to be exercisable as of the Expiration Date set forth in the Award Agreement. Notwithstanding anything to the contrary, the Optionee’s termination of employment will occur when the Optionee ceases to be an employee (as determined by the Company in accordance with Section 3401(c) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder) of the Company and any Subsidiary.

A.	Upon the death of the Optionee while in the employ of the Company or any Subsidiary or while serving as a member of the Board, or upon the date of a termination of the Optionee’s employment as a result of the Total and Permanent Disablement of the Optionee, the Option shall become fully exercisable on the date of death or termination, as the case may be, and shall expire on the earlier of twelve (12) months following such date and the Expiration Date of the Option.

B.	Upon Optionee’s Retirement, (i) any part of the Option that is unexercisable as of the date of his or her Retirement shall remain unexercisable and shall terminate as of such date and (ii) any part of the Option that is exercisable as of the date of his or her Retirement shall expire on the earlier of twelve (12) months following such date and the Expiration Date of the Option.

C.	Except as otherwise provided in this Section 3, upon the date of a termination of the Optionee’s employment with the Company, (i) any part of the Option that is unexercisable as of such termination date shall remain unexercisable and shall terminate as of such date, and (ii) any part of the Option that is exercisable as of such termination date shall expire the earlier of ninety (90) days following such date or the Expiration Date of the Option.

D.	If, within one year after a Change of Control (as defined in Section 14 hereof) of the Company, the Optionee’s employment with the Company is terminated for any reason other than for Cause (as defined in Section 14 hereof), death, Total and Permanent Disablement, Retirement, or voluntary resignation by the Optionee, the Option shall become fully exercisable on the date of such termination and shall expire on the earlier of ninety (90) days following the date of termination and the Expiration Date of the Option.

4.	RESTRICTIONS ON RESALES OF OPTION SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Optionee or other subsequent transfers by the Optionee of any shares of Common Stock issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Optionee and other optionholders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

5.	INCOME TAXES; TAX WITHHOLDING OBLIGATIONS

The Optionee will be subject to federal and state income and other tax withholding requirements on the date determined by applicable law (generally, the date of exercise), based on the excess of the fair market value of the shares of Common Stock underlying the portion of the Option that is exercised over the Exercise Price.  The Optionee will be solely responsible for the payment of all U.S. federal income and other taxes, including any state, local or non-U.S. income or employment tax obligation that may be related to the exercise of the Option, including any such taxes that are required to be withheld and paid over to the applicable tax authorities (the “Tax  Withholding Obligation”).  The Optionee will be responsible for the satisfaction of such Tax Withholding Obligation in a manner acceptable to the Company in its sole discretion.

The Company may refuse to issue any shares of Common Stock to the Optionee until the Optionee satisfies the Tax Withholding Obligation.  The Optionee acknowledges that the Company has the right to retain without notice from shares issuable upon exercise of the Option (or any portion thereof) or from salary or other amounts payable to the Optionee,             shares or cash having a value sufficient to satisfy the Tax Withholding Obligation.

The Optionee is ultimately liable and responsible for all taxes owed by the Optionee in connection with the Option, regardless of any action the Company takes or any transaction pursuant to this Section 5 with respect to any tax withholding obligations that arise in connection with the Option. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant, issuance, vesting or exercise of the Option or the subsequent sale of any of the shares of Common Stock acquired upon exercise of the Option. The Company does not commit and is under no obligation to structure the Option to reduce or eliminate the Optionee’s tax liability.

The Option is intended to qualify as an incentive stock option under Section 422 of the Code and will be interpreted accordingly. Section 422 of the Code provides, among other things, that the Optionee shall not be taxed upon the exercise of a stock option that qualifies as an incentive stock option provided the Optionee does not dispose of the shares of Common Stock acquired upon exercise of such option until the later of two years after such option is granted to the Optionee and one year after such option is exercised. Subject to the restrictions on transfer set forth in this Agreement and the Plan, if the Optionee sells or otherwise disposes of any of the shares of Common Stock issued as a result of the exercise of the Option on or before the later of two years after the grant date or one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition.

Notwithstanding anything to the contrary herein, Section 422 of the Code provides that incentive stock options (including, possibly, the Option) shall not be treated as incentive stock options if and to the extent that the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such incentive stock options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and its subsidiaries) exceeds $100,000, taking options into account in the order in which they were granted. Thus, if and to the extent that any shares of Common Stock issued under a portion of the Option exceeds the foregoing $100,000 limitation, such shares shall not be treated as issued under an incentive stock option pursuant to Section 422 of the Code.

6.	NON-TRANSFERABILITY OF OPTION

Unless otherwise provided by the Administrator, the Optionee may not assign or transfer the Option to anyone other than by will or the laws of descent and distribution and the Option shall be exercisable only by the Optionee during his or her lifetime. The Company may cancel the Optionee’s Option if the Optionee attempts to assign or transfer it in a manner inconsistent with this Section 6.

7.	THE PLAN AND OTHER AGREEMENTS

The provisions of the Plan are incorporated into these Standard Terms and Conditions by this reference. In the event of a conflict between the terms and conditions of these Standard Terms and Conditions and the Plan, the Plan controls.

The Award Agreement, these Standard Terms and Conditions, the Plan, and any written employment or similar written agreement entered into by Optionee and the Company prior to the date of the Award Agreement and that specifically addresses the treatment of Options (such employment or similar agreement, a “Prior Agreement”) constitute the entire understanding between the Optionee and the Company regarding the Option. Any other prior agreements, commitments or negotiations concerning the Option are superseded. In the event of a conflict between the terms and conditions of these Standard Terms and Conditions and the Prior Agreement, the Prior Agreement controls.

8.	LIMITATION OF INTEREST IN SHARES SUBJECT TO OPTION

Neither the Optionee (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Optionee shall have any right (including without limitation dividend and voting rights), title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Award Agreement or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person upon exercise of the Option or any part of it.

9. NOT A CONTRACT FOR EMPLOYMENT

Nothing in the Plan, in the Award Agreement, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Optionee any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Optionee’s employment at any time for any reason.

10.	NO LIABILITY OF COMPANY

The Company and any affiliate that is in existence or hereafter comes into existence shall not be liable to the Optionee or any other person as to: (a) the non-issuance or sale of             shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (b) any tax consequence expected, but not realized, by the Optionee or other person due to the receipt, exercise or settlement of any Option granted hereunder.

11.	NOTICES

All notices, requests, demands and other communications pursuant to these Standard Terms and Conditions shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

If to the Company to:

The Advisory Board Company
2445 M Street, N.W.
Washington, D.C. 20037
Attention: Administrator of Stock Incentive Plan

If to the Optionee, to the address set forth below the Optionee’s signature on the Award Agreement.

12.	GENERAL

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

13. FURTHER ASSURANCES

Participant shall cooperate and take such action as may be reasonably requested by the Company in order to carry out the provisions and purposes of these Standard Terms and Conditions.

14.	DEFINITIONS

For purposes of this Agreement, the terms set forth below shall have the following meanings:

A.	“Cause” means (i) the commission of an act of fraud or theft against the Company; (ii) conviction for any felony; (iii) conviction for any misdemeanor involving moral turpitude which might, in the Company’s reasonable opinion, cause embarrassment to the Company; (iv) significant violation of any material Company policy; (v) willful or repeated non-performance or substandard performance of material duties which is not cured within thirty (30) days after written notice thereof to the Optionee; (vi) or violation of any material District of Columbia, state or federal laws, rules or regulations in connection with or during performance of the Optionee’s work which, if such violation is curable, is not cured within thirty (30) days after notice thereof to the Optionee.

B.	“Change of Control” means any of the following:

1.	the “acquisition” by a “person” or “group” (as those terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder), other than by Permitted Holders, of beneficial ownership (as defined in Exchange Act Rule 13d-3) directly or indirectly, of any securities of the Company or any successor of the Company immediately after which such person or group owns securities representing 50% or more of the combined voting power of the Company or any successor of the Company;

2.	the consummation of a merger, consolidation or reorganization involving the Company, unless either (A) the stockholders of the Company immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 60% of the combined voting power of the company(ies) resulting from such merger, consolidation or reorganization in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (B) the stockholders of the Company immediately after such merger, consolidation or reorganization include Permitted Holders;

3.	the transfer of 50% or more of the assets of the Company or a transfer of assets that during the current or either of the prior two fiscal years accounted for more than 50% of the Company’s revenues or income, unless the person to which such transfer is made is either (A) a Subsidiary of the Company, (B) wholly owned by all of the stockholders of the Company, or (C) wholly owned by Permitted Holders; or

4.	the complete liquidation or dissolution of the Company.

C.	“Permitted Holders” means:

1.	the Company,

2.	any Subsidiary,

3.	any employee benefit plan of the Company or any Subsidiary, and

4.	any group which includes or any person who is wholly or partially owned by a majority of the individuals who immediately prior to a Change of Control are executive officers (as defined in Exchange Act Rule 3b-7) of the Company or any successor to the Company; provided that immediately prior to and for six months following such Change of Control such executive officers of the Company are beneficial owners (as defined in Exchange Act Rule 16a-1(a)(2)) of the common stock of the Company or any successor to the Company; and provided further that such executive officers’ employment is not terminated by the Company or any successor to the Company (other than as a result of death or disability) during the six months following such Change of Control. If, as a result of a transaction, a Change of Control would have been deemed to have occurred but for the fact that the requirements of this paragraph C.4. had been satisfied at the time of such transaction and the requirements of this paragraph C.4. cease to be satisfied on a date within six-months of such transaction, a Change of Control shall be deemed to have occurred on such date.

15.	ELECTRONIC DELIVERY

The Company may, in its sole discretion, decide to deliver any documents related to any awards granted under the Plan by electronic means or to request the Optionee’s consent to participate in the Plan by electronic means. By accepting the Award, the Optionee consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout the Participant’s term of employment or service with the Company and thereafter until withdrawn in writing by the Optionee.

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